Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
SECOND QUARTER 2023 RESULTS

Second Quarter 2023 Net Investment Income of $1.06 Per Share

Second Quarter 2023 Distributable Net Investment Income(1) of $1.12 Per Share

Net Asset Value of $27.69 Per Share

HOUSTON, August 3, 2023 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•Net investment income of $85.7 million (or $1.06 per share)
•Distributable net investment income(1) of $90.3 million (or $1.12 per share)
•Total investment income of $127.6 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.4% on an annualized basis for the quarter and 1.4% for the trailing twelve month (“TTM”) period ended June 30, 2023
•Net increase in net assets resulting from operations of $106.5 million, or $1.32 per share
•Return on equity(2) of 19.2% on an annualized basis for the quarter
•Net asset value of $27.69 per share at June 30, 2023, representing an increase of $0.46 per share, or 1.7%, compared to $27.23 per share at March 31, 2023, and $0.83 per share, or 3.1%, compared to $26.86 per share at December 31, 2022
•Declared regular monthly dividends totaling $0.69 per share for the third quarter of 2023, or $0.23 per share for each of July, August and September 2023, representing a 7.0% increase from the regular monthly dividends paid in the third quarter of 2022
•Declared and paid a supplemental dividend of $0.225 per share, resulting in total dividends paid in the second quarter of 2023 of $0.90 per share and representing a 25.0% increase from the total dividends paid in the second quarter of 2022 and a 5.9% increase from the total dividends paid in the first quarter of 2023
•Completed $130.7 million in total lower middle market (“LMM”) portfolio investments, including investments totaling $106.2 million in three new LMM portfolio companies, which after aggregate repayments of debt principal and return of invested equity capital from several LMM portfolio investments and a decrease in cost basis due to the realized loss on a LMM portfolio investment resulted in a net decrease of $6.9 million in the total cost basis of our LMM portfolio
•Completed $168.1 million in total private loan portfolio investments, which after aggregate repayments of debt principal and return of invested equity capital from several private loan portfolio investments and a decrease in cost basis due to the realized loss on a private loan portfolio investment resulted in a net decrease of $11.3 million in the total cost basis of our private loan portfolio
•Net decrease of $39.4 million in the cost basis of our middle market portfolio, which resulted from the net investment activity and a decrease in cost basis due to the realized losses on several middle market portfolio investments

In commenting on Main Street’s operating results for the second quarter of 2023, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are very pleased with our quarterly results, which included continued positive results from our lower middle market and private loan investment strategies and significant contributions from our asset management business. Our performance was highlighted by a return on equity of 19% and new quarterly records for net investment income per share, distributable net investment income per share and net asset value per share for the fourth consecutive quarter. The continued strong performance of our LMM portfolio companies was highlighted by the second consecutive quarter with a new record level of dividend income from our portfolio equity investments. We believe that these results demonstrate the continued and sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the underlying strength and quality of our portfolio companies. We are also pleased with the level of investment activity in the quarter in both our LMM and private loan portfolios and the healthy pipeline of investment opportunities in these investment strategies. This attractive investment pipeline, together with our conservative liquidity position and capital structure, provides us a continued favorable outlook for the third quarter.”

Mr. Hyzak continued, “Our distributable net investment income in the second quarter exceeded the monthly dividends paid to our shareholders by 66% and the total dividends paid to our shareholders by 24%. This strong performance allowed us to deliver significant value to our shareholders, while still conservatively retaining a meaningful portion of our income and growing our net asset value per share. In addition, our strong second quarter results and favorable outlook for the third quarter resulted in the declaration of an increase to our monthly dividends for the fourth quarter of 2023 and a $0.275 per share supplemental dividend to be paid in September 2023. This September 2023 supplemental dividend represents our largest and eighth consecutive quarterly supplemental dividend, along with five increases to our regular monthly dividends over the same period, and results in a 30% increase in the total dividends paid in the third quarter of 2023 and a 24% increase in the total dividends paid year to date through September 30th, in both cases when compared to the prior year.”

Second Quarter 2023 Operating Results

The following table provides a summary of our operating results for the second quarter of 2023:

	Three Months Ended June 30,
	2023	2022	Change ($)	Change (%)
Interest income	$97,273	$63,984	$33,289	52%
Dividend income	25,599	17,913	7,686	43%
Fee income	4,711	3,303	1,408	43%
Total investment income	$127,583	$85,200	$42,383	50%

Net investment income	$85,728	$54,726	$31,002	57%
Net investment income per share	$1.06	$0.75	$0.31	41%

Distributable net investment income(1)	$90,328	$57,097	$33,231	58%
Distributable net investment income per share(1)	$1.12	$0.78	$0.34	44%

Net increase in net assets resulting from operations	$106,516	$14,749	$91,767	622%
Net increase in net assets resulting from operations per share	$1.32	$0.20	$1.12	560%

The $42.4 million increase in total investment income in the second quarter of 2023 from the comparable period of the prior year was principally attributable to (i) a $33.3 million increase in interest income, primarily due to an increase in interest rates on floating rate investment portfolio debt investments primarily resulting from increases in benchmark index rates, higher average levels of income producing investment portfolio debt investments and an increase in interest rate spreads on new investments over the last twelve months, (ii) a $7.7 million increase in dividend income, primarily due to increased dividend income from our LMM portfolio companies and an increase in dividend income from the External Investment Manager (as defined below) and (iii) a $1.4 million increase in fee income. The $42.4 million increase in total investment income in the second quarter of 2023 includes the impact of a net increase of $3.4 million in certain income considered less consistent or non-recurring, including a $3.8 million increase of such dividend income as referenced above, partially offset by a $0.4 million decrease in income from accelerated prepayment, repricing and other activity related to portfolio debt investments, in both cases when compared to the same period in 2022.

Total cash expenses(3) increased 32.7%, or $9.2 million, to $37.3 million in the second quarter of 2023 from $28.1 million for the same period in 2022. This increase in total cash expenses was principally attributable to (i) a $9.5 million increase in interest expense, (ii) a $1.6 million increase in cash compensation expenses(3) and (iii) a $0.3 million increase in general and administrative expense, partially offset by a $2.2 million increase in expenses allocated to the External Investment Manager. The increase in interest expense is primarily related to (i) an increased weighted average interest rate on our debt obligations resulting from an increased average interest rate on our Credit Facilities (as defined below) due to increases in benchmark index rates and the addition of our SPV Facility and the December 2025 Notes (each defined below) at higher contractual interest rates than debt obligations repaid with such borrowing proceeds and (ii) increased average outstanding borrowings to fund our investment activity and support the growth of our investment portfolio. The increase in cash compensation expenses(3) is primarily related to (i) increased incentive compensation accruals, (ii) increased base compensation rates and (iii) increased headcount to support our growing investment portfolio and asset management activities.

Non-cash compensation expenses(3) increased $2.2 million in the second quarter of 2023 from the comparable period of the prior year, resulting from a $1.7 million increase in deferred compensation expense and a $0.5 million increase in share-based compensation.

Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(3)) was 1.4% for the second quarter of 2023, on an annualized basis, as compared to 1.4% for the same period in 2022.

The $31.0 million increase in net investment income and the $33.2 million increase in distributable net investment income(1) in the second quarter of 2023 from the comparable period of the prior year were both principally attributable to the increase in total investment income, partially offset by increased expenses, each as discussed above.

Net investment income and distributable net investment income(1) on a per share basis for the second quarter of 2023 increased by $0.31 per share and $0.34 per share, respectively, compared to the second quarter of 2022, to $1.06 per share and $1.12 per share, respectively. These increases include the impact of a 10.2% increase in the average shares outstanding compared to the second quarter of 2022 primarily due to shares issued over the last twelve months (i) through our public offering in August 2022 and through our at-the-market (“ATM”) program, (ii) shares issued through our equity incentive plans and (iii) shares issued through our dividend reinvestment plan. Net investment income and distributable net investment income(1) on a per share basis in the second quarter of 2023 include a net increase of $0.02 per share resulting from an increase in investment income and a decrease from non-cash deferred compensation expenses, in both cases considered less consistent or non-recurring in nature compared to the second quarter of 2022, as discussed above.

The $106.5 million net increase in net assets resulting from operations in the second quarter of 2023 represents a $91.8 million increase from the second quarter of 2022. This increase was primarily the result of (i) a $129.5 million increase in net unrealized appreciation from portfolio investments (including the impact of accounting reversals relating to realized gains/income (losses)), (ii) a $31.0 million increase in net investment income as discussed above and (iii) a $1.7 million decrease in income tax provision, partially offset by a $70.4 million change in net realized gain (loss) from investments resulting from a net realized loss of $75.5 million in the second quarter of 2023 compared to a net realized loss of $5.1 million in the second quarter of 2022. The $75.5 million net realized loss from investments for the second quarter of 2023 was primarily the result of realized losses on the exit or restructure of several long standing underperforming investments, including (i) a $49.3 million realized loss from the full exit of the debt and equity investments in a LMM portfolio company, (ii) a $16.3 million realized loss from the restructuring of a private loan investment, (iii) a $13.5 million realized loss on the restructuring of two middle market investments and (iv) a $9.6 million realized loss from the full exit of a middle market investment. These realized losses were partially offset by (i) a $7.2 million realized gain from the full exit of a LMM equity investment, (ii) $4.3 million of realized gains on the partial exits of three other portfolio investments and (iii) a $1.9 million realized gain from the full exit of a private loan investment. The realized losses recognized in the second quarter were completed at a net realized fair value $2.4 million greater than the fair value for such investments at the end of the first quarter 2023.

The following table provides a summary of the total net unrealized appreciation of $104.9 million for the second quarter of 2023:

	Three Months Ended June 30, 2023
	LMM (a)	Private Loan	Middle Market	Other		Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$41.6	$14.7	$23.2	$(4.2)		$75.3
Net unrealized appreciation (depreciation) relating to portfolio investments	23.0	0.6	4.5	1.5	(b)	$29.6
Total net unrealized appreciation (depreciation) relating to portfolio investments	$64.6	$15.3	$27.7	$(2.7)		$104.9

(a)LMM includes unrealized appreciation on 35 LMM portfolio investments and unrealized depreciation on 23 LMM portfolio investments.
(b)Other includes (i) $1.3 million of unrealized appreciation relating to the External Investment Manager, (ii) $0.5 million of unrealized appreciation relating to Main Street’s deferred compensation plan assets and (iii) $0.3 million of net unrealized depreciation relating to the other portfolio.

Liquidity and Capital Resources

As of June 30, 2023, we had aggregate liquidity of $725.9 million, including (i) $70.9 million in cash and cash equivalents and (ii) $655.0 million of aggregate unused capacity under our corporate revolving credit facility (our “Corporate Facility”) and our special purpose vehicle revolving credit facility (our “SPV Facility” and, together with our Corporate Facility, our “Credit Facilities”), which we maintain to support our investment and operating activities.

Several details regarding our capital structure as of June 30, 2023 are as follows:

•Our Corporate Facility included $980.0 million in total commitments from a diversified group of 18 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.4 billion.
•$410.0 million in outstanding borrowings under our Corporate Facility, with an interest rate of 7.1% based on SOFR effective for the contractual reset date of July 1, 2023.
•Our SPV Facility included $255.0 million in total commitments from a diversified group of four participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $450.0 million.
•$170.0 million in outstanding borrowings under our SPV Facility, with an interest rate of 7.8% based on SOFR effective for the contractual reset date of July 1, 2023.
•$500.0 million of notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026 Notes”). The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.

•$450.0 million of notes outstanding that bear interest at a rate of 5.20% per year (the “May 2024 Notes”). The May 2024 Notes mature on May 1, 2024 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business Administration, had a weighted-average annual fixed interest rate of 3.0% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2024, and the weighted-average remaining duration was 5.1 years.
•$150.0 million of notes outstanding that bear interest at a weighted average rate of 7.74% per year (the “December 2025 Notes”). The December 2025 Notes mature on December 23, 2025 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•We maintain two investment grade debt ratings, from Fitch Ratings and S&P Global Ratings, respectively, both of which affirmed their respective investment grade corporate and credit ratings of BBB- with a stable outlook during the second quarter of 2023.
•Our net asset value totaled $2.3 billion, or $27.69 per share.
In July 2023, we expanded our total commitments under the Corporate Facility from $980.0 million to $995.0 million. The commitment increase was executed under the accordion feature of the Corporate Facility which allows for an increase up to $1.4 billion in total commitments under the facility from new and existing lenders on the same terms and conditions as the existing commitments.

Investment Portfolio Information as of June 30, 2023(4)

The following table provides a summary of the investments in our LMM portfolio, private loan portfolio and middle market portfolio as of June 30, 2023:

	As of June 30, 2023
	LMM (a)	Private Loan	Middle Market
	(dollars in millions)
Number of portfolio companies	79	88	28
Fair value	$2,170.2	$1,499.3	$295.9
Cost	$1,720.9	$1,519.9	$352.9
Debt investments as a % of portfolio (at cost)	72.0%	96.1%	92.9%
Equity investments as a % of portfolio (at cost)	28.0%	3.9%	7.1%
% of debt investments at cost secured by first priority lien	99.2%	99.5%	99.2%
Weighted-average annual effective yield (b)	12.9%	12.6%	11.8%
Average EBITDA (c)	$8.0	$30.5	$67.6

(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 40%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments at cost, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status.

(c)The average EBITDA is calculated using a simple average for the LMM portfolio and a weighted-average for the private loan and middle market portfolios. These calculations exclude certain portfolio companies, including two LMM portfolio companies and two private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate.

The fair value of our LMM portfolio company equity investments was 196% of the cost of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of 3.0 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.4 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 3.0 to 1.0 and 2.4 to 1.0, respectively.(4) (5)

As of June 30, 2023, our investment portfolio also included:

•Other portfolio investments in 15 entities, collectively totaling $111.2 million in fair value and $119.4 million in cost basis, which comprised 2.6% and 3.2% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $134.0 million and a cost basis of $29.5 million, which comprised 3.2% and 0.8% of our investment portfolio at fair value and cost, respectively.

As of June 30, 2023, we had nine investments on non-accrual status, which comprised 0.3% of the total investment portfolio at fair value and 1.7% at cost, and our total portfolio investments at fair value were 113% of the related cost basis.

External Investment Manager

MSC Adviser I, LLC is our wholly owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses we allocate to the External Investment Manager and the dividend income we earn from the External Investment Manager. During the second quarter of 2023, the External Investment Manager earned $5.5 million of management fee income, an increase of $0.1 million from the second quarter of 2022, and incentive fees of $3.7 million, an increase of $3.6 million from the second quarter of 2022. In addition, we allocated $5.7 million of total expenses to the External Investment Manager, an increase of $2.2 million from the second quarter of 2022. The increase in management fee income was attributable to an increase in assets under management. The increase in incentive fees was attributable to the favorable performance and improved operating results from the assets managed for clients. The increase in expenses allocated to the External Investment Manager was primarily related to increased overall operating costs at Main Street, an increase in assets under management and the positive operating results from the assets managed for clients. The combination of the dividend income we earned from the External Investment Manager and expenses we allocated to it resulted in a total contribution to our net investment income of $8.5 million, representing an increase of $3.4 million from the second quarter of 2022. The External Investment Manager ended the second quarter of 2023 with total assets under management of $1.4 billion.

Second Quarter 2023 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, August 4, 2023 at 10:00 a.m. Eastern Time to discuss the second quarter 2023 financial results.

You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at https://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, August 11, 2023 and may be accessed by dialing 201-612-7415 and using the passcode 13739262#. An audio archive of the conference call will also be available on the investor relations section of the company’s website at https://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street’s Second Quarter 2023 Investor Presentation to be posted on the investor relations section of the Main Street website at https://www.mainstcapital.com.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to our ability to successfully source and execute on new portfolio investments and delivery of future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and rising interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$47,979	$36,808	$96,841	$69,385
Affiliate investments	20,999	11,893	38,455	25,810
Non‑Control/Non‑Affiliate investments	58,605	36,499	112,542	69,401
Total investment income	127,583	85,200	247,838	164,596
EXPENSES:
Interest	(26,754)	(17,295)	(51,752)	(33,982)
Compensation	(12,188)	(8,807)	(23,300)	(16,076)
General and administrative	(4,514)	(4,238)	(8,591)	(7,464)
Share‑based compensation	(4,087)	(3,596)	(8,187)	(6,414)
Expenses allocated to the External Investment Manager	5,688	3,462	10,686	6,279
Total expenses	(41,855)	(30,474)	(81,144)	(57,657)
NET INVESTMENT INCOME	85,728	54,726	166,694	106,939
NET REALIZED GAIN (LOSS):
Control investments	(48,111)	—	(51,077)	—
Affiliate investments	9,997	47	(16,267)	739
Non‑Control/Non‑Affiliate investments	(37,392)	(5,111)	(36,542)	(2,467)
Total net realized loss	(75,506)	(5,064)	(103,886)	(1,728)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	75,779	4,822	92,940	13,101
Affiliate investments	(11,469)	1,731	21,672	4,772
Non‑Control/Non‑Affiliate investments	40,631	(31,146)	25,447	(27,714)
Total net unrealized appreciation (depreciation)	104,941	(24,593)	140,059	(9,841)
INCOME TAXES:
Federal and state income, excise and other taxes	(1,671)	(809)	(3,407)	(2,118)
Deferred taxes	(6,976)	(9,511)	(13,353)	(13,299)
Income tax provision	(8,647)	(10,320)	(16,760)	(15,417)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$106,516	$14,749	$186,107	$79,953
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$1.06	$0.75	$2.08	$1.47
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.32	$0.20	$2.32	$1.10
WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	80,807,861	73,304,619	80,190,630	72,512,793

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$1,883,699	$1,703,172
Affiliate investments	563,125	618,359
Non‑Control/Non‑Affiliate investments	1,763,719	1,780,646
Total investments	4,210,543	4,102,177
Cash and cash equivalents	70,886	49,121
Interest and dividend receivable and other assets	117,749	82,731
Receivable for securities sold	13,959	381
Deferred financing costs, net	7,101	7,475
Total assets	$4,420,238	$4,241,885
LIABILITIES
Credit Facilities	$580,000	$607,000
July 2026 Notes (par: $500,000 as of both June 30, 2023 and December 31, 2022)	498,399	498,136
May 2024 Notes (par: $450,000 as of both June 30, 2023 and December 31, 2022)	450,454	450,727
SBIC debentures (par: $350,000 ($63,800 due within one year) and $350,000 as of June 30, 2023 and December 31, 2022, respectively)	343,943	343,914
December 2025 Notes (par: $150,000 and $100,000 as of June 30, 2023 and December 31, 2022, respectively)	148,706	99,325
Accounts payable and other liabilities	48,502	52,092
Interest payable	15,355	16,580
Dividend payable	18,729	17,676
Deferred tax liability, net	61,202	47,849
Total liabilities	2,165,290	2,133,299

NET ASSETS
Common stock	814	784
Additional paid‑in capital	2,132,041	2,030,531
Total undistributed earnings	122,093	77,271
Total net assets	2,254,948	2,108,586
Total liabilities and net assets	$4,420,238	$4,241,885
NET ASSET VALUE PER SHARE	$27.69	$26.86

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income,
Total Cash Expenses, Non-Cash Compensation Expenses
and Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net investment income	$85,728	$54,726	$166,694	$106,939
Non-cash compensation expenses(3)	4,600	2,371	9,076	4,813
Distributable net investment income(1)	$90,328	$57,097	$175,770	$111,752

Per share amounts:
Net investment income per share -
Basic and diluted	$1.06	$0.75	$2.08	$1.47
Distributable net investment income per share -
Basic and diluted(1)	$1.12	$0.78	$2.19	$1.54

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Share‑based compensation	$(4,087)	$(3,596)	$(8,187)	$(6,414)
Deferred compensation (expense) benefit	(513)	1,225	(889)	1,601
Total non-cash compensation expenses(3)	(4,600)	(2,371)	(9,076)	(4,813)

Total expenses	(41,855)	(30,474)	(81,144)	(57,657)
Less non-cash compensation expenses(3)	4,600	2,371	9,076	4,813
Total cash expenses(3)	$(37,255)	$(28,103)	$(72,068)	$(52,844)

Compensation	$(12,188)	$(8,807)	$(23,300)	$(16,076)
Share-based compensation	(4,087)	(3,596)	(8,187)	(6,414)
Total compensation expenses	(16,275)	(12,403)	(31,487)	(22,490)
Non-cash compensation expenses(3)	4,600	2,371	9,076	4,813
Total cash compensation expenses(3)	$(11,675)	$(10,032)	$(22,411)	$(17,677)

MAIN STREET CAPITAL CORPORATION
Endnotes

(1) Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses(3). Main Street believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(3) do not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income in accordance with U.S. GAAP to distributable net investment income is detailed in the financial tables included with this press release.

(2) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.

(3) Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S. GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.

(4) Portfolio company financial information has not been independently verified by Main Street.

(5) These credit statistics exclude portfolio companies on non-accrual or for which EBITDA is not a meaningful metric.